Exhibit 10.34

WAIVER AND FOURTH AMENDMENT
TO FRANCHISEE FINANCING AGREEMENT
THIS WAIVER AND FOURTH AMENDMENT TO FRANCHISEE AGREEMENT is made as of September 1, 2014 (this “Amendment”), between COLORTYME FINANCE, INC., a Texas corporation (“Administrator”), and CITIBANK, N.A., a national banking association (“Lender”).
R E C I T A L S
A.    Administrator and Lender are parties to a Franchisee Financing Agreement dated as of August 2, 2010 (the “Original Financing Agreement”), as amended by that certain First Amendment to Franchisee Financing Agreement dated as of July 25, 2012, as further amended by that certain Second Amendment to Franchisee Financing Agreement dated as of August 20, 2013, as further amended by that certain Third Amendment to Franchisee Franchising Agreement dated as of May 1, 2014.
B.    The parties desire to amend the Original Financing Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Same Terms. All terms used herein which are defined in the Original Financing Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” shall mean the Original Financing Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means September 1, 2014.
“Modification Papers” means this Amendment, the Authorization Certificates, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.
2.Conditions Precedent. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of Lender, unless waived in writing by Lender:

A.Fourth Amendment to Franchise Financing Agreement. This Fourth Amendment to Franchisee Financing Agreement shall be fully executed by Administrator and Lender.

B.Authorization Certificates. Administrator shall have delivered certificates from all appropriate Loan Parties (each an “Authorization Certificate”) satisfactory in form and substance to Lender authorizing the execution, delivery and performance of the Modification Papers.

C.Fees and Expenses. Lender shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with the preparation, negotiation and execution of the Modification Papers.

D.Representations and Warranties All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.Amendments to Original Financing Agreement. On the Effective Date, the Original Financing Agreement shall be amended as follows:

(a)Section 6.11 of the Original Financing Agreement shall be amended in its entirety to read as follows:

“6.11    Borrower Operating Accounts. Cause each Borrower to maintain a Borrower Operating Account at Lender.”
(b)Exhibit B of the Original Financing Agreement shall be replaced in its entirety with Exhibit B attached hereto.

4.Waiver of Covenant Default. Pursuant to Section 6.11 of the Original Financing Agreement, Administrator is required to cause each Borrower to maintain a minimum average daily balance in its Borrower Operating Account. For the period beginning June 1, 2013 and continuing through the date hereof, Administrator has failed to cause each Borrower to maintain the minimum amounts required (the “Covenant Default”). Notwithstanding the foregoing, the Covenant Default is hereby waived; provided, however, such waiver is provided only to the limited extent specifically stated herein.

5.Certain Representations. Administrator represents and warrants that, as of the Effective Date: (a) each Loan Party has full power and authority to execute the Modification Papers to which it is a party and the Modification Papers executed by each Loan Party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Loan Party thereof. In addition, Administrator represents that all representations and warranties contained in the Original Loan Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

6.No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Financing Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

7.Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Financing Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under or in connection with the Original Financing Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

8.Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.

In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

9.Incorporation of Certain Provisions by Reference. The provisions of Section 12.3 of the Original Loan Agreement captioned “Choice of Law and Venue” and Section 12.15 of the Original Loan Agreement captioned “Waiver of Jury Trial” are incorporated herein by reference for all purposes.

10.Entirety, Etc. This instrument and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

ADMINISTRATOR:

COLORTYME FINANCE, INC.

By: /s/ Alfonso Schessler
Alfonso Schessler
Director of Finance & Accounting

LENDER

CITIBANK, N.A.

By: /s/ William Pfaff
William Pfaff
Vice President

Each Corporate Guarantor hereby acknowledges and agrees that the Obligations, as amended and increased hereby, continue to be guaranteed pursuant to the terms of its Corporate Guaranty Agreement, which Corporate Guaranty Agreement is in full force and effect.

COLORTYME FINANCE, INC.

By: /s/ Alfonso Schessler
Alfonso Schessler
Director of Finance & Accounting

RENT-A-CENTER, INC.

By: /s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President - Assistant General Counsel & Secretary